AMERICAN PENSION INVESTORS TRUST

Amended and Restated

Certificate Of Designation

for

API Efficient Frontier Growth Fund

API Efficient Frontier Capital Income Fund

API Efficient Frontier Multiple Index Fund

API Efficient Frontier Value Fund

API Efficient Frontier Income Fund

The undersigned, being the duly elected and acting Secretary of American Pension Investors Trust, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 9.3 of the Declaration of Trust dated January 23, 1985, as amended to date (the “Declaration of Trust”), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on July 8, 2009, the Declaration of Trust is hereby amended by this Amended and Restated Certificate of Designation as follows:

(1) The shares of beneficial interest of the Trust (the “Shares”) are divided into six (6) separate series (each, a “Series”), and the Series are designated as follows:

API Efficient Frontier Growth Fund

API Efficient Frontier Capital Income Fund

API Efficient Frontier Multiple Index Fund

API Efficient Frontier Value Fund

API Efficient Frontier Income Fund

API Master Allocation Fund

Each Series constitutes a separate portfolio of the Trust, and is authorized to invest in cash, securities, instruments and other property as provided in the Declaration of Trust. The Shares of each Series have the rights and preferences provided in the Declaration of Trust, including Section 6.10 thereof, and the Shares are identical.

(2) The Shares of the foregoing Series are classified into classes (each, a “Class”) as follows:

Series	Class

API Efficient Frontier Growth Fund	Class A and Class C Shares
API Efficient Frontier Capital Income Fund	Class A and Class C Shares
API Efficient Frontier Multiple Index Fund	Class A and Class C Shares
API Efficient Frontier Value Fund	Class A and Class C Shares
API Efficient Frontier Income Fund	Class A and Class C Shares
API Master Allocation Fund	Class A and Class L Shares

The Shares of each Class have the rights and preferences provided in the Declaration of Trust, including Section 6.10 thereof, and the Shares are identical.

(3) Each Class of each Series is subject to such asset-based charges as may be imposed pursuant to a plan under Rule 12b-1 of the Investment Company Act of 1940, as amended (the “1940 Act” (a “Plan”) in effect for such Class, and/or to such service fees for the maintenance of shareholder accounts and personal services for such Class in such amounts as are determined by the Trustees from time to time, and the Shares of each such Class may be issued and sold subject to such sales charges and/or contingent deferred sales charges, and upon such other terms, as may from time to time be determined by the Trustees and described in the Trust’s then current registration statement under the Securities Act of 1933, as amended.

(4) Shareholders of each Class and Series vote as a separate Class or Series, as the case may be, on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Class or Series as provided in Rule 18f-2 under the 1940 Act, as from time to time in effect, and by the Declaration of Trust. Except as otherwise required by the 1940 Act, the Shareholders of each Class of any Series voting as a separate Class, have sole and exclusive voting rights with respect to matters relating to expenses being borne solely by such Class.

(5) Subject to the provisions of Section 9.3 of the Declaration of Trust, this Amended and Restated Certificate of Designation may be amended by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to an instrument in writing signed by a majority of the Trustees), provided that, if any amendment would change any rights with respect to any Shares of any Series by reducing the amount payable upon liquidation of the Series or by diminishing or eliminating any voting rights pertaining thereto, such amendment shall be adopted by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to an instrument in writing signed by a majority of the Trustees) when authorized to do so by the vote in accordance with Section 9.3 of the Declaration of Trust of the holders of a majority of all the Shares of the Series outstanding and entitled to vote.

(6) All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust.

The Trustees further direct that, upon the execution of this Amended and Restated Certificate of Designation, the Trust take all necessary action to file a copy of this Amended and Restated Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this          day of July, 2009.

David M. Basten
Secretary

ACKNOWLEDGEMENT

State of Virginia	)
) : ss
County of	)

                                                                                                                      July         , 2009

Then personally appeared the above named David M. Basten and acknowledged the foregoing instrument to be his free act and deed.

Before me,

Notary Public
My Commission Expires:

3